Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-208556 on Form F-4 of Coca-Cola European Partners plc, of our report dated March 14, 2016, relating to the consolidated financial statements of Coca-Cola Iberian Partners, S.A.U., appearing in the Prospectus, which is part of Registration Statement No. 333-208556 on Form F-4 of Coca-Cola European Partners plc.

/s/ Deloitte, S.L.

Madrid, Spain

June 1, 2016